Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Speedemissions, Inc.

1015 Tyrone Road, Suite 220

Tyrone, Georgia 30290

We hereby consent to the incorporation by reference in the registration statements on Form S-8 No. 333-130199, No. 333-153428, and No. 333-153431 of our report dated March 31, 2011, relating to the consolidated financial statements of Speedemissions, Inc. and subsidiaries (the “Company”) appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2010.

/s/ Habif, Arogeti & Wynne, LLP
Habif, Arogeti & Wynne, LLP Atlanta, Georgia March 31, 2011